EXHIBIT 10.18

AMENDMENT NO. 2 AND CONSENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 and Consent to Second Amended and Restated Credit Agreement (this "Amendment") is entered into this 2 day of January, 2015, by and among Perficient, Inc., a Delaware corporation ("Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (as defined below) ("Lenders") and Silicon Valley Bank, as Lead Arranger, Book Manager, Swingline Lender, and as Administrative Agent for the Lenders ("Administrative Agent").  Capitalized terms used herein without definition shall have the same meanings given them in the Credit Agreement (as defined below).
Recitals
A.            Whereas, Borrower, Lenders and Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2013 and amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated May 7, 2014 (as may be further amended, restated, or otherwise modified, the "Credit Agreement"), pursuant to which Lenders agreed to extend certain credit facilities to Borrower;
B.            Whereas, Wells Fargo Bank, National Association ("Wells Fargo") desires to become a new Lender under the Credit Agreement through execution of this Amendment;
C.            Whereas, Borrower has informed Lenders and Administrative Agent that it desires: (i) to increase the Revolving Commitment by $35,000,000 pursuant to Section 2.21 of the Credit Agreement and (ii) that Lenders and Administrative Agent waive the aggregate consideration limit contained in Section 7.4(a) (Fundamental Changes) of the Credit Agreement for acquisitions;
D.            Whereas, the undersigned Lenders (constituting the "Required Lenders" as defined in the Credit Agreement) and Administrative Agent have agreed to make the increase available, provide a limited waiver to the requirements in Section 7.4(a) and make certain amendments to the Credit Agreement as more fully set forth below, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Agreement
1.            Limited Waiver and Consent.
1.1
Consent to Payment of Aggregate Consideration In Excess of Section 7.4(a) Limit.  The Administrative Agent and the Required Lenders consent to Borrower's payment of cash consideration for the acquisition of assets of Zeon Solutions, Inc., Grand River, Inc. and Zeon Solutions Private Limited pursuant to the terms and subject to the conditions set forth in the acquisition agreements therefor provided to Administrative Agent (collectively, the "Zeon Acquisition") in excess of the $25,000,000 limit and of aggregate consideration for the Zeon Acquisition in excess of the $35,000,000 limit as provided in Section 7.4(a), provided that: (i) such consideration (including earn outs) shall not exceed $38,500,000 in the aggregate and (ii) the acquisition shall otherwise comply with the requirements of Section 7.4(a)(ii) and (iii).  The Zeon Acquisition shall be deemed a "Permitted Acquisition" under the Credit Agreement.

2.            Amendments to Credit Agreement.
2.1	Recitals. The second "Whereas" clause in the Recitals of the Credit Agreement is hereby amended as follows:
"WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower, upon the terms and conditions specified in this Agreement, in an aggregate amount not to exceed $125,000,000, plus any commitment increase as provided for in Section 2.21, consisting of a revolving loan facility in an aggregate principal amount of up to $125,000,000; a letter of credit sub-facility in the amount of $10,000,000 (as a sublimit of the revolving loan facility) and a swingline sub-facility in the aggregate availability amount of $10,000,000 (as a sublimit of the revolving loan facility); and"

2.2	Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended as follows:
""Commitment Fee Rate": twenty (20) basis points per annum."

""Total L/C Commitments":  at any time, the sum of all L/C Commitments at such time, as the same may be reduced from time to time pursuant to Section 2.6 or 3.5(b).  The amount of the Total L/C Commitments on the effective date of Amendment No. 2 and Consent to Second Amended and Restated Credit Agreement is $10,000,000."

""Total Revolving Commitments" at any time, the aggregate amount of the Revolving Commitments then in effect.  The original amount of the Total Revolving Commitments on the effective date of Amendment No. 2 and Consent to Second Amended and Restated Credit Agreement is $125,000,000.  The L/C Commitments and the Swingline Commitment are each sublimits of the Total Revolving Commitments."

2.3	Section 2.21(a) (Increase of Commitments). Section 2.21(a) to the Credit Agreement is hereby amended and restated in its entirety as follows:
"If no Default or Event of Default shall have occurred and be continuing, the Borrower may at any time from time to time prior to the Revolving Termination Date request one or more increases of the Revolving Commitments by notice to the Administrative Agent in writing of the amount of such proposed increase (each such notice, a "Commitment Increase Notice"); provided, however, that, the aggregate amount of the Revolving Commitments as so increased shall not exceed $175,000,000.  Any such Commitment Increase Notice delivered with respect to any proposed increase in the Revolving Commitments may offer one or more Revolving Lenders an opportunity to subscribe for its Applicable Percentage (with respect to the existing Revolving Commitments (prior to such increase)) of the increased Revolving Commitments.  The Administrative Agent shall, within five (5) Business Days after receipt of a Commitment Increase Notice, notify each Lender of such request.  Each Lender desiring to increase its Revolving Commitment shall notify the Administrative Agent in writing no later than ten (10) Business Days after receipt of notice from the Administrative Agent.  Any Lender that does not notify the Administrative Agent within the time period specified above that it will increase its Revolving Commitment will be deemed to have rejected such offer.  Any agreement by a Lender to increase its Revolving Commitment shall be irrevocable."

2.4	Section 10.5(b) (Indemnification by the Borrower). Section 10.5(b) to the Credit Agreement is hereby amended and restated in its entirety as follows:
"The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender (including the Issuing Lender), and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) including fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities penalties or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

2.5	Schedule 1.1(a) (Commitments). Schedule 1.1(a) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 1.1(a) attached hereto.
3.            Joinder of Wells Fargo.  Wells Fargo (a) hereby agrees to all of the provisions of the Credit Agreement, (b) hereby agrees to become a party thereto, as a Lender, with all of the rights and obligations applicable to a Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its  Revolving Commitment, as set forth opposite its name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement; and (c) its address for notice shall be as set forth beneath its signature to this Amendment.

4.            Fees.                          Fees will be paid in accordance with the Fee Letter.

5.            Limitation of Amendment.
5.1
 The amendments set forth in Section 1 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed (a) to be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Documents, (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof, or (c) otherwise prejudice any right or remedy which Lenders and Administrative Agent may now have or may have in the future under or in connection with any Loan Document.

5.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Credit Agreement and other Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.            Representations and Warranties.  To induce Lenders and Administrative Agent to enter into this Amendment, Borrower and each Guarantor hereby represent and warrant to Lenders and Administrative Agent as follows:

6.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true, accurate and complete as of such date), and (b) no Event of Default has occurred and is continuing;

6.2	Borrower and each Guarantor has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;
6.3
The organizational documents of Borrower and each Guarantor delivered to Lenders and Administrative Agent on the Closing Date pursuant to Section 5.1(d) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4
The execution and delivery by Borrower and each Guarantor of this Amendment and the performance by Borrower and each Guarantor of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower or any Guarantor, or (d) the organizational documents of Borrower or any Guarantor;

6.5
The execution and delivery by Borrower and each Guarantor of this Amendment and the performance by Borrower or any Guarantor of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower or any Guarantor, except as already has been obtained or made;

6.6
This Amendment has been duly executed and delivered by Borrower and each Guarantor and is the binding obligation of Borrower and each Guarantor, enforceable against Borrower or each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights; and

6.7
As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Borrower and each Guarantor acknowledge that Lenders and Administrative Agent have acted in good faith and have conducted in a commercially reasonable manner each of their relationships with Borrower and each Guarantor in connection with this Amendment and in connection with the Loan Documents.

Borrower and each Guarantor understands and acknowledges that Lenders and Administrative Agent are entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

7.            Effectiveness.  This Amendment shall be deemed effective upon the satisfaction of the following conditions precedent, such date being the "Increase Effective Date":
7.1	Amendment to Credit Agreement. Each Loan Party and Administrative Agent shall have duly executed and delivered this Amendment to Administrative Agent.
7.2
Expenses.  Borrower shall have paid all expenses (including all reasonable attorneys' fees and reasonable expenses), as described in Section 10.5 of the Credit Agreement, incurred and invoiced through the date of this Amendment.

7.3
Board Authorization.  Borrower and each Guarantor shall have delivered evidence satisfactory to the Administrative Agent that Borrower's and each Guarantor's respective Boards of Directors have authorized incurrence of additional debt in connection with the increase in the Total Revolving Commitment.

7.4
Joinder of ForwardThink.  Borrower shall take or shall cause ForwardThink Group Inc. to take all actions necessary to fulfill the requirements for new Subsidiaries pursuant to 6.11(c) of the Credit Agreement and as otherwise required for new Subsidiaries under the Loan Documents.

8.            Funding of Increase.  Notwithstanding anything to the contrary contained in Section 2.2 of the Credit Agreement, the initial advance of all or any portion of the Increase, whether an ABR Loan or a Eurodollar Loan, shall be made five (5) Business Days following Administrative Agent's receipt of an irrevocable Notice of Funding.  Such initial advance is an extension of credit subject to Section 5.2 of the Credit Agreement.

9.            Integration.  This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Administrative Agent with respect to each Loan Party shall remain in full force and effect.

10.            Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

11.            Governing Law; Venue.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the State and Federal courts in the Northern District of the State of California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 and Consent to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWER:
PERFICIENT, INC.
By:    /s/ Paul E. Martin
Name:    Paul E. Martin
Title:      CFO

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 and Consent to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
GUARANTOR:
BOLDTECH INTERNATIONAL, LLC

                                                                                          By:  Perficient, Inc.
Its:  Sole Member

By:    /s/ Paul E. Martin
Name:    Paul E. Martin
                                                                                               Title:       CFO

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 and Consent to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
GUARANTOR:
FORWARDTHINK GROUP INC.

                                                                                          By:    /s/ Paul E. Martin
                                                                                          Name:  Paul E. Martin
                                                                                          Title:      CFO

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 and Consent to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
ADMINISTRATIVE AGENT:
SILICON VALLEY BANK

By:    /s/ Matt Kelty
Name:    Matt Kelty
Title:      VP

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 and Consent to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
LENDER:

SILICON VALLEY BANK
as Issuing Lender and as a Lender
By:    /s/ Matt Kelty
Name:    Matt Kelty
Title:      VP

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 and Consent to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
LENDER:
BANK OF AMERICA, N.A.,
as a Lender

By:    /s/ Andrew L. Massaro
Name:    Andrew L. Massaro
Title:      Assistant Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 and Consent to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
LENDER:
U.S. BANK, N.A.,
as a Lender
By:        /s/ Justin Hastings
Name:   Justin Hastings
Title:     Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 and Consent to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
LENDER:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Joshua Isaker
Name:    Joshua D. Isaker
Title:      Portfolio Manager

Address for Notices:

Wells Fargo, N.A.
Wholesale Loan Servicing East
7711 Plantation Road
Roanoke, VA 24019

SCHEDULE 1.1A
COMMITMENTS
AND AGGREGATE EXPOSURE PERCENTAGES
REVOLVING COMMITMENTS
Lender	Revolving Commitment	Revolving Percentage
Silicon Valley Bank	$42,000,000	33.6%
Bank of America, N.A.	$31,500,000	25.2%
U.S. Bank, N.A.	$31,500,000	25.2%
Wells Fargo	$20,000,000	16.0%

L/C COMMITMENT
Lender	L/C Commitment	L/C Percentage
Silicon Valley Bank	$10,000,000	100%

SWINGLINE COMMITMENT
Lender	Swingline Commitment	Swingline Percentage
Silicon Valley Bank	$10,000,000	100%